UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 18, 2012
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the September 18, 2012 meeting of the Board of Directors of Griffin Land & Nurseries, Inc. (“Griffin” or “Registrant”), Jonathan P. May was elected to Griffin’s Board of Directors, increasing Griffin’s Board to six members.  The Board has determined that Mr. May qualifies as an “independent” director under NASDAQ rules.  Mr. May will receive compensation consistent with Griffin’s other non-management directors.  Such compensation currently includes an annual cash retainer of $25,000, an annual committee retainer of $5,000 for service on the Audit and Compensation Committees and $2,500 for service on the Nominating Committee, and $1,000 for each Board or committee meeting attended.  In addition, upon his election to Griffin’s Board of Directors, Mr. May was granted an option to purchase 1,870 shares of Griffin common stock in accordance with the terms of the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan, as amended.

A copy of Griffin’s September 19, 2012 press release announcing the election of Mr. May as a director of Griffin is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant's September 19, 2012 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: September 19, 2012